For Immediate Release

WWE® ELECTS ERIKA NARDINI TO BOARD OF DIRECTORS

STAMFORD, Conn., October 5, 2020 – WWE (NYSE: WWE) today announced that Erika Nardini, CEO of Barstool Sports, has been elected to its Board of Directors.

“Erika is a seasoned executive with a tremendous track record of building businesses, developing experiences, and engaging different audiences across the media ecosystem,” said Vince McMahon, WWE Chairman & CEO. “Her entrepreneurial spirit, business acumen and understanding of today’s consumers will serve as a perfect addition to our Board of Directors.”

Nardini was named Barstool Sports' first CEO in 2016 and since that time the company has experienced tremendous brand and business growth as one of the fastest-growing lifestyle brands on the internet, generating hundreds of millions of dollars in revenue. During her tenure at Barstool Sports, Nardini has launched more than 35 brands, including breakout franchises in sports, entertainment, female lifestyle, business and sports betting. She also spearheaded the development of more than 1,500 social accounts, a top channel on SiriusXM and the #1 selling favored vodka in North America, Pink Whitney.

Earlier this year, Nardini launched a strategic partnership with casino operator Penn National Gaming, valuing the company at $450 million. In September 2020, Barstool Sports and Penn National Gaming launched the Barstool Sportsbook.

Prior to joining Barstool Sports, Nardini held c-suite and leading roles at media platforms such as Microsoft, AOL, Demand Media and Yahoo! She also was part of two early stage start-ups in the fashion and music industry and sits on the advisory boards of the Premiere Lacrosse League and Food52.

About WWE

WWE, a publicly traded company (NYSE: WWE), is an integrated media organization and recognized leader in global entertainment. The company consists of a portfolio of businesses that create and deliver original content 52 weeks a year to a global audience. WWE is committed to family friendly entertainment on its television programming, pay-per-view, digital media and publishing platforms. WWE’s TV-PG, family-friendly programming can be seen in more than 800 million homes worldwide in 28 languages. WWE Network, the first-ever 24/7 over-the-top premium network that includes all live pay-per-views, scheduled programming and a massive video-on-demand library, is currently available in more than 180 countries. The company is headquartered in Stamford, Conn., with offices in New York, Los Angeles, London, Mexico City, Mumbai, Shanghai, Singapore, Dubai, Munich and Tokyo.

Additional information on WWE (NYSE: WWE) can be found at wwe.com and corporate.wwe.com. For information on our global activities, go to http://www.wwe.com/worldwide/.

Media Contact:

Matthew Altman

203-352-1177

Matthew.Altman@wwecorp.com

Investor Contact:

Michael Weitz
203-352-8642
Michael.Weitz@wwecorp.com

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Forward-Looking Statements: This press release contains forward-looking statements pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, which are subject to various risks and uncertainties. These risks and uncertainties include, without limitation, risks relating to: the impact of the COVID-19 outbreak on our business, results of operations and financial condition; entering, maintaining and renewing major distribution agreements; a rapidly evolving media landscape; WWE Network (including the risk that we are unable to attract, retain and renew subscribers); our need to continue to develop creative and entertaining programs and events; the possibility of a decline in the popularity of our brand of sports entertainment; the continued importance of key performers and the services of Vincent K. McMahon; possible adverse changes in the regulatory atmosphere and related private sector initiatives; the highly competitive, rapidly changing and increasingly fragmented nature of the markets in which we operate and greater financial resources or marketplace presence of many of our competitors; uncertainties associated with international markets including possible disruptions and reputational risks; our difficulty or inability to promote and conduct our live events and/or other businesses if we do not comply with applicable regulations; our dependence on our intellectual property rights, our need to protect those rights, and the risks of our infringement of others’ intellectual property rights; the complexity of our rights agreements across distribution mechanisms and geographical areas; potential substantial liability in the event of accidents or injuries occurring during our physically demanding events including without limitation, claims alleging traumatic brain injury; large public events as well as travel to and from such events; our feature film business; our expansion into new or complementary businesses and/or strategic investments; our computer systems and online operations; privacy norms and regulations; a possible decline in general economic conditions and disruption in financial markets; our accounts receivable; our indebtedness including our convertible notes; litigation; our potential failure to meet market expectations for our financial performance, which could adversely affect our stock; Vincent K. McMahon exercises control over our affairs, and his interests may conflict with the holders of our Class A common stock; a substantial number of shares are eligible for sale by the McMahons and the sale, or the perception of possible sales, of those shares could lower our stock price; and the volatility of our Class A common stock. In addition, our dividend is dependent on a number of factors, including, among other things, our liquidity and historical and projected cash flow, strategic plan (including alternative uses of capital), our financial results and condition, contractual and legal restrictions on the payment of dividends (including under our revolving credit facility), general economic and competitive conditions and such other factors as our Board of Directors may consider relevant. Forward-looking statements made by the Company speak only as of the date made and are subject to change without any obligation on the part of the Company to update or revise them. Undue reliance should not be placed on these statements. For more information about risks and uncertainties associated with the Company’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q.